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                                                                    Exhibit 99.1





                             JOINT FILER INFORMATION


Name:                        Patricia A. Parker

Address:                     A.C. Moore Arts & Crafts, Inc.
                             130 A.C. Moore Drive
                             Berlin, New Jersey 08009

Designated Filer:            John E. Parker

Issuer & Ticker Symbol:      A.C. Moore Arts & Crafts, Inc. (ACMR)

Date of Events
Requiring Statement:         June 13, 2005 and June 17, 2005